EXHIBIT 10.6
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                            EMPLOYMENT AGREEMENT
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      Agreement made December 10, 1998 by and between Citizens Savings Bank
& Trust Company, a banking institution organized and existing under the laws of the State of Vermont with its principal office in St. Johnsbury, Vermont (hereinafter the "Bank") and Jerry S. Rowe of St. Johnsbury (hereinafter "Employee").
1. Employment. The Bank hereby employees Employee and Employee hereby accepts employment in the capacity of President and Chief Executive Officer of the Bank, all in accordance with the terms and conditions hereof.
2. Term. The term of this Agreement shall commence on January 1, 1999 (the "Commencement Date") and shall continue for a period of three years (the "Employment Period"), unless sooner terminated as herein provided.
            Prior to the end of the first year of the Employment Period, and prior to each subsequent anniversary of the Commencement Date, either party may give the other party written notice of their intention not to renew or extend the Agreement. If no such notice is given, the Employment period will be extended for an additional year without further action and the dates contained herein will be automatically adjusted accordingly. If such notice is given by either party, this Agreement shall terminate at the end of the then current Employment Period.
3. Time and Efforts. Employee shall diligently and conscientiously devote his full and exclusive time and attention and best efforts in discharging his duties as the Bank's President and Chief Executive Officer. This provision shall not be deemed to prohibit the Employee from serving, with the consent of the Bank, as an outside director of any corporation including the performance of duties customarily incidental to such service.
4. Board of Directors. Employee shall at all times discharge his duties in connection with and under the supervision of the Bank's Board of Directors.
5.    Compensation
      a. Salary. The Bank shall pay the Employee as compensation for his services on an annual salary of One Hundred Twenty-Five Thousand Dollars ($125,000.00) beginning on January 1, 1999, payable in equal bi-weekly installments ("Base Salary"). Thereafter the Bas Salary shall be determined in accordance with the provisions of Subsection f hereof. If the Employee is elected or appointed as a Director of the Bank, the Employee shall serve in such capacity without further compensation.
      b. Automobile. The Bank recognized the Employee's need for an automobile for business purposes and therefore shall provide the Employee with an automobile, including all related maintenance, repairs, insurance, taxes, fuel and other costs.
      c. Health, Disability Insurance. The Bank shall provide Employee with coverage for health insurance, short-term disability, long-term disability, accidental death and dismemberment as provided in the Bank's standard plan as the same may be adopted or amended form time to time.
      d. Life Insurance. The Bank shall provide Employee with supplemental life insurance Coverage on his life in an amount not less then two times Employee's Base Salary.
      e. Pension Plan. The Employee is eligible to participate in the Bank's 401K Pension Plan and the Bank shall make contributions to such plan in Employee's behalf as provided in the terms of said plan.
      f. Salary Increase. Each December, the Compensation Committee of the Board will review the Employee's Base Salary and at the option of the Board of Directors may increase the Base Salary of the Employee.
      g. Incentive Bonus. The Bank, at the option of the Board of Directors and at such Board's total discretion as to amount and time of payment, may pay Employee, an incentive bonus.

6.    Non-Compete
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            The Employee agrees that if he resigns from the Ban's employ, or is terminated pursuant to the provisions of Section 7 hereof, he will not compete within a fifteen (15) mile radius of the main office of the Bank for a period of one year. Employee further agrees not to publish, disclose or use, on his own behalf or on behalf of any third party, any confidential information, customer lists, or business secrets related to Bank's business, without the prior written authorization of Bank. Upon termination of his employment with Bank, Employee shall return to Bank all data, records, customer lists, notes, correspondence, or any other documents or copies thereof, which came into Employee's possession and are related to Bank's business

7.    Termination.
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      a.    Employee's Disability.  If the Employee is prevented from
            rendering services or performing his duties because of illness, incapacity or injury for a period of One Hundred Eighty (180) consecutive days during the term of this Agreement, the Bank may terminate this Agreement by giving ten (10) days written notice to the Employee.
      b. Termination for Cause. The Employee may be terminated for cause if a regulatory agency requires his dismissal or if he is guilty of insubordination, disloyalty, misconduct or similar action or if he is involved in any illegal act which causes monetary harm to the Bank.

8.    Miscellaneous
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      a.    Governing Law.  This Agreement shall be governed by and
            interpreted according to the law of the State of Vermont.
      b.    Successor and Assigns.  This Agreement shall not be assignable but shall be binding upon and inure to the benefit of the
            parties hereto and any successors in interest to the Bank.
      c. Severability. In the event that any provision hereof shalt be declared invalid or unenforceable by any court such invalidity shall not affect the validity or enforceability of the remainder of this Agreement.
      d. Entire Agreement. This Agreement supercedes all previous agreements between Employee and the Bank and contains the entire understanding and agreement between the parties with respect to its subject matter. This Agreement cannot be amended, modified or supplemented in any respect, except by subsequent written agreement entered into by both parties.
      e. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

      f. Headings. The headings have been inserted for convenience only and are not to be considered when construing the provisions of the Agreement.

IN WITNESS WHEREOF, this agreement is entered into this 10th day of December, 1998.

                                      EMPLOYEE

/S/ Thomas F. Collins                 /S/ Jerry S. Rowe
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Witness                               Jerry S. Rowe

                                      CITIZENS SAVINGS BANK & TRUST COMPANY

/S/ Thomas F. Collins                 /S/ Genevieve L. Hovey
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Witness                               Chairman

                                      /S/ Joseph M. Sherman
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                                      Director

                                      /S/ Franklin G. Hovey II
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                                      Director

                                      /S/ William T. Costa Jr.
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                                      Director

                                      /S/ Dwight A. Davis
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                                      Director

                                      /S/ J. R. Alexis Clouatre
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                                      Director